STRONG MUNICIPAL FUNDS, INC.
                           -STRONG TAX-FREE MONEY FUND

                          STOCK SUBSCRIPTION AGREEMENT

To the Board of Directors of Strong Common Stock Fund, Inc.:

         The undersigned purchaser (the "Purchaser") hereby subscribes to 210,000 shares (the "Shares") of common stock, $.00001 par value (the "Common Stock"), of Strong Municipal Funds, Inc. - Strong Tax-Free Money Fund in consideration for which the Purchaser agrees to transfer to you upon demand cash in the amount of Two Million One Hundred Thousand Dollars ($2,100,000).

         It is understood that a certificate representing the Shares shall be issued to the undersigned upon request at any time after receipt by you of payment therefore, and said Shares shall be deemed fully paid and nonassessable, except to the extent provided in Section 180.0622(2)(b) of the Wisconsin Statutes, as interpreted by courts of competent jurisdiction, or any successor provision to said Section 180.0622(2)(b).

         The Purchaser agrees that the Shares are being purchased for investment with no present intention of reselling or redeeming said Shares.

         Dated and effective this 15th day of December, 2000.

                                            STRONG INVESTMENTS, INC.


                                            By: /S/ RICHARD W. SMIRL
                                                Richard W. Smirl
                                                Vice President and Chief
                                                Compliance Officer

                                   ACCEPTANCE

         The foregoing subscription is hereby accepted. Dated and effective as of this 15th day of December, 2000.

                                            STRONG MUNICIPAL FUNDS, INC.
                                             -Strong Tax-Free Money Fund

                                            By: /S/ CATHLEEN A. EBACHER
                                                Cathleen A. Ebacher
                                                Vice President and Assistant
                                                Secretary

                                        Attest: /S/ SUSAN A. HOLLISTER
                                                Susan A. Hollister
                                                Vice President and Assistant
                                                Secretary